EXHIBIT 23.5
                                                                    ------------


     CONSENT  OF  INDEPENDENT  AUDITORS


     We hereby consent to the incorporation by reference in this Level 8 Systems, Inc. Registration Statement on Form S-8 for the Level 8 Systems, Inc. 1997 Stock Option Plan, as amended and restated, of our report dated December 31, 1998 relating to the financial statements of Seer Technologies, Inc., which appears in the Annual Report on Form 10-K of Seer Technologies, Inc. for the year ended September 30, 1998.



/s/ PRICEWATERHOUSECOOPERS  LLP

McLean,  Virginia
August  24,  2000